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                                 EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of January 1, 1998 between GOLDEN STATE ACQUISITION CORP., a Delaware corporation (the "Company"), and JEFFREY B. O'NEILL (the "Executive").

                                  R E C I T A L S :

    A. Pursuant to the terms of that certain employment agreement dated as of April 27, 1995 (the "Old Employment Agreement"), the Company engaged Executive to serve as President and Chief Executive Officer of the Company for a period of five years.

    B. Contemporaneously with the execution of the Old Employment Agreement, the Company granted and issued to Executive stock appreciation rights ("SARs") pursuant to two separate Stock Appreciation Rights Agreements (the "Stock Appreciation Rights Agreements") each of which was dated as of April 27, 1995 and which, together, represent Executive's rights regarding an aggregate of 223,913 SARs.

    C. Executive and the Company wish to terminate (i) the Old Employment Agreement and the Stock Appreciation Rights Agreements and (ii) establish the terms of Executive's employment with the Company, pursuant to the terms and conditions set forth herein.

                                 A G R E E M E N T :

         In consideration of the covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. TERMINATION MATTERS. With respect to the Old Employment Agreement and the Stock Appreciation Rights Agreements, Executive and the Company hereby agree as follows:

              (a) In consideration of and exchange for the payment of $2.5 million in cash by the Company to Executive (the "Employment Payment") pursuant to the terms of Section 1(c), Executive and the Company hereby terminate the Old Employment Agreement which, after the date hereof, shall have no further force or effect.

              (b) In consideration of and exchange for (i) the payment of $6.967 million in cash (the "SAR Payment") pursuant to the terms of Section 1(c) and (ii) the issuance of non-qualified options (the "Options") to purchase 223,913 shares of the Company's

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Class K Common Stock, par value $.01 per share (the "Class K Stock"), Executive and the Company hereby terminate the Stock Appreciation Rights Agreements, which shall have no further force or effect.

              (c) With respect to the Employment Payment and the SAR Payment, Executive may elect to receive all or any portion of such amounts in the form of a promissory note, the terms of which shall be mutually agreeable to Executive and the Company.

              (d) The Options shall be subject to the terms and conditions set forth in that certain Non-Qualified Stock Option Agreement attached hereto as Exhibit A.

              (e) Following the effectiveness of a registration statement with respect to shares of the Company's Class B Stock with the Securities and Exchange Commission (the "Commission"), the Company shall file with the Commission a registration statement on Form S-8 with respect to the shares of the Company's capital stock underlying any and all options held by Executive and shall maintain the continual effectiveness of such registration statement during the Term, as defined below.

              (f) The Company shall take all steps that may be necessary to ensure that, during the term of this Agreement, Executive is appointed to the Board of Directors.

         2. EMPLOYMENT. The Company agrees to employ Executive, and Executive agrees to perform for the Company, on the terms and subject to the conditions set forth in this Agreement.

         3.   TERM.

              (a) The term of this Agreement (the "Term") shall commence as of January 1, 1998 and terminate on June 30, 2001.

              (b) Notwithstanding the above, this Agreement may be terminated prior to the expiration of the Term pursuant to the provisions of Section 8 hereof.

         4. POSITION AND DUTIES. During the Term, Executive shall serve on an exclusive and full-time basis as the President and Chief Executive Officer of the Company in and from the Company's offices in Greenbrae, California, St. Helena, California and/or Cutler, California, in Executive's discretion. Executive will have the authority and responsibility normally attendant to an officer of a corporation holding such positions and will be responsible for, among other things, overseeing all financial, accounting, legal, business affairs, facilities, personnel, purchasing and related functions of the Company. All such services shall be rendered in accordance with the ultimate direction of, and Executive shall report to, the Board of Directors of the Company, and Executive shall have such additional authority and responsibility as shall be determined from time to time by the Board of Directors. Additionally, Executive shall be

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entitled to hire and fire all non-executive officer personnel of the Company.
Executive will at all times perform all of the duties and obligations required of him by the terms of this Agreement in a loyal and conscientious manner and to the best of Executive's ability and experience.

         Nothing set forth herein shall preclude Executive from devoting reasonable periods of time required to serve as a member of the board of directors of other non-competitive companies, which shall include Fresh International, __________________ and such other boards as may be reasonably approved by the Board of Directors, and to charitable and public service activities so long as, in the aggregate, such activities do not interfere with the performance by Executive of his duties under this Agreement.

         5.   BASE SALARY COMPENSATION.

              (a) The Company shall pay Executive for the services rendered hereunder a base salary at the rate of Three Hundred Fifty Thousand Dollars ($350,000) per year (the "Base Salary"). Such Base Salary shall be payable in equal installments at such intervals as salaries are paid by the Company to other executives of the Company, subject to the usual and required payroll deductions and withholdings.

              (b) On an annual basis, the Board of Directors may, in its sole discretion, determine to increase the Base Salary of Executive to an amount greater than the amount determined pursuant to Section 5(a) and the benefits described in Section 7 hereof, such Board determination to be based, among other things, on the performance of Company during prior periods.

         6. BONUSES. The Board of Directors may, in its sole discretion, consider the payment of a cash bonus to Executive based on the Company's performance during any prior period and, in that regard, the Board will take into account any acquisitions made by the Company during such period.

         7.   EXPENSES AND BENEFITS.

              (a) Executive shall be entitled to reimbursement for all reasonable and ordinary expenses incurred by Executive in the course of, and directly related to, the rendering of services pursuant to this Agreement. Additionally, Executive will be provided with an automobile of his choice, and all leasing charges of up to $15,000 annually plus all gasoline, insurance, maintenance and telephone charges shall be reimbursed by the Company. Such expenses shall be supported by reasonable documentation and shall be subject to reasonable audit by the Company.

              (b) The Company will provide comprehensive medical and dental insurance to Executive and members of his immediate family during the term of this Agreement. In addition, during the period of this Agreement, Executive will have the right to participate in

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all stock option, group life, health or accident insurance, retirement, pension and other employee benefit plans of the Company if such plans are available at any time during the period of employment hereunder to any of the Company's employees. With respect to any such plans in which Executive is currently participating, the Company shall maintain such plans during the term of this Agreement in substantially the same form as they currently exist.

              (c) The Company shall maintain Executive's current policy of disability insurance, providing for benefits payable to Executive of not less than $25,000 per month, so long as such policy is available at a reasonable cost. The premiums for such coverage shall be paid by the Company but shall be deemed additional compensation to Executive for tax purposes.

              (d) Executive shall be entitled to four weeks of paid vacation during each calendar year of his employment (prorated in any calendar year during which Executive is employed under this Agreement for less than the entire such year in accordance with the number of days in such calendar year during which he is so employed). Such vacation time shall accrue and cumulate to the extent not actually taken by Executive until Executive is entitled to six weeks of accrued vacation but shall not accrue or cumulate in an amount greater than six weeks. Subject to the preceding sentence, as a senior executive of the Company, Executive shall be entitled to customary flexibility in using such vacation time without strict regard to the actual accrual of vacation.
Executive also shall be entitled to all paid holidays given by the Company to its senior executives.

         8.   TERMINATION.

              (a) The Company's obligations and Executive's employment under this Agreement shall terminate upon his death, except only with respect to the Company's obligations referred to in Section 9(a).

              (b) The Company may terminate Executive's employment and the Company's obligations under this Agreement if Executive is disabled for any aggregate period of one hundred twenty (120) days in any period of three hundred and sixty-five (365) days. Executive shall be deemed disabled if he is unable to substantially perform his assigned duties under this Agreement. If there should be a dispute between the parties as to Executive's physical and mental disability for purposes of this Agreement, the question shall be settled by the opinion of an impartial reputable physician or psychiatrist agreed upon for this purpose by the parties to this Agreement or their representatives, or if the parties cannot agree within thirty (30) days of a request for a designation of such party, then by a physician or psychiatrist designated by the Marin County Medical Association. The certification of such physician or psychiatrist as to the question in dispute shall be final and binding on the parties.

              (c) The Company may terminate Executive's employment and the Company's obligations under this Agreement (except only the payment obligation referred to in

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Section 9(c) below) for any of the following reasons:  (i) the material breach by Executive of any material covenant contained in this Agreement which breach, if capable of cure, is not cured within thirty (30) days after written demand for cure is given by the Company identifying the breach with reasonable particularity; (ii) the engaging by Executive in conduct adverse to the Company and the failure to cease such conduct and rectify any harm to the Company within thirty (30) days after written demand therefor by the Company identifying with reasonable particularity such conduct and harm; (iii) the repudiation or purported termination of this Agreement by Executive (other than a termination For Good Reason by Executive pursuant to Section 8(e) below); or (v) the conviction (by trial or upon a plea) of Executive of (A) a felony or (B) a misdemeanor involving moral turpitude. Any such termination by the Company pursuant to this Section 8(c) is herein referred to as a termination "For Cause."

              (d) The Company may terminate Executive's employment and the Company's obligations under this Agreement (except only the obligations referred to in Section 9(d) below) at any time at its discretion and without regard to the circumstances described in Sections 8(a), (b) or (c) above (any such discretionary termination being herein referred to as a termination "Without Cause").

              (e) Executive may terminate Executive's employment under this Agreement and the Company's obligations under this Agreement (except only the obligations referred to in Section 9(d) below) (i) upon the material breach by the Company of any material covenant contained in this Agreement which breach, if capable of cure, is not cured within thirty (30) days after written demand for cure is given by Executive identifying the breach with reasonable particularity, (ii) if the Company assigns to Executive duties and responsibilities substantially inconsistent with the duties and responsibilities described in Section 4 of this Agreement and if (A) Executive thereafter notifies the Board of Directors of the Company in writing of the fact that Executive believes such has occurred, describing with reasonable particularity the facts upon which such conclusion is based, and (B) the Company fails, within thirty (30) days following its receipt of such notice, to reassign to Executive duties and responsibilities substantially consistent with those described in Section 4 hereof, or (iii) within six months following the sale by the Company of all of substantially all of the capital stock or assets of the Company, or the consummation of any transaction or series of related transactions, including any merger, reorganization or recapitalization, in which any person or group acting together for the purpose of acquiring, holding, voting or disposing of the capital stock of the Company (an "Acquiror") shall have acquired beneficial ownership (as defined pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as such Rule is in effect as of the date hereof) of more than fifty percent (50%) of the outstanding capital stock of the Company (each, a "Change in Control"), provided that neither the sale or other disposition by (X) SBIC Partners, L.P., Exeter Equity Partners, L.P. and/or Exeter Venture Lenders, L.P. or all or any portion of the shares of capital stock held by any such party nor (Y) the Company of shares of capital stock pursuant to one or more registration statements filed under the Securities Act of 1933, as amended, shall be deemed a Change in Control for purposes of this Section 8(e) unless such sale or disposition results in the acquisition by an Acquiror of more than fifty percent (50%)

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of such capital stock.  Any such termination by Executive pursuant to this
Section 8(e) is herein referred to as a termination "For Good Reason."

              (f)  Any termination by the Company or Executive pursuant to this
Section 8 shall be effected by written notice of termination given to the other, and such termination shall be effective upon the giving of such notice.

         9.   COMPENSATION UPON TERMINATION OR DURING DISABILITY.

              (a) If Executive's employment shall be terminated by reason of his death, the Company shall pay to such person as he shall designate in a notice filed by him with the Company, or, if no such person shall be designated, to his estate, Executive's Base Salary, all accrued but unused vacation pay (which shall be based solely upon the Base Salary and not upon any other compensation or benefits and which, as provided in Section 7(c), shall be limited to the six weeks of maximum accrual) and any fully vested (i.e., all conditions to Executive's right thereto shall have been satisfied) but unpaid bonus (such Base Salary, vacation pay and vested bonus being herein referred to as "Accrued Compensation") to the last day of the month in which his death occurs. Any payments that Executive's spouse, beneficiaries or estate shall be entitled to receive pursuant to any then existing Company death benefit policy or then existing pension or Executive benefit plan of which Executive then is a participant, or then existing life insurance policy maintained by the Company under which Executive has the right to designate the beneficiary, which shall not include any key man insurance under which the Company is the beneficiary, except to the extent that such rights have, with the approval of the Company, previously been assigned to any beneficiary designated by Executive, shall be paid to the designated beneficiary. The Company shall have no other obligations to Executive or any other person under this Agreement after the date of his death.

              (b) During any period that Executive is disabled under this Agreement, but terminating upon any termination of this Agreement pursuant to
Section 8(b), Executive shall continue to receive an amount equal to his Base Salary minus any compensation received by Executive under any disability insurance policy the premiums for which have been paid by the Company. Upon any termination of this Agreement pursuant to Section 8(b), the Company shall pay Executive his Accrued Compensation through the date of such termination.

              (c) If the Company terminates Executive's employment and its obligations under this Agreement For Cause, the Company shall pay Executive his Accrued Compensation through the date on which his employment is terminated, and the Company shall have no other obligations to Executive under this Agreement after the date of termination, but the Company shall retain all rights and remedies it may have against Executive by reason of any breach of this Agreement by Executive.

              (d) If the Company terminates Executive's employment under this Agreement Without Cause, or if Executive terminates such employment For Good Reason, then

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upon either such event the Company shall pay Executive his Accrued Compensation through the date on which his employment is terminated, and additionally shall provide the following severance benefits to Executive:

                   (i) the Company will continue to pay to Executive the Base Salary for a period of two (2) years;

                   (ii) the Company shall continue at its sole expense to provide Executive and his family with such medical, dental and life insurance coverage as the Company would be obligated to provide hereunder if Executive had remained employed pursuant to this Agreement, for a period ending upon the first to occur of (A) eighteen (18) months following such termination, (B) upon the termination of the Term or (C) when Executive obtains employment with another employer; and

                   (iii) the Company shall take all necessary steps to accelerate the vesting of all unvested options held by Executive as of the date of such termination.

         10. CONFIDENTIALITY. During and for a period of three years after the termination of this Agreement, Executive will not disclose any confidential or proprietary information of the Company except: (i) as necessary in furtherance of the business of the Company; (ii) as required by law or judicial order; or (iii) to the extent such information otherwise is available to the public. This covenant shall not be construed as prohibiting Executive from utilizing information that is not specific to the Company about the wine industry, including the names of suppliers and customers of the Company derived from Executive's years of experience with the Company and the industry.

         11. NON-COMPETITION. Reference hereafter in this Section 11 to "Executive" means Executive individually and any entity in which Executive serves as an officer, director, shareholder holding 3% or more of the shares, partner, employee, consultant or advisor, where such entity is engaged in the bulk wine, wine processing and/or finished case goods business (the "Business"), which term means an entity which processes grapes into wine for sale in bulk to customers, offering customers a range of wine processing and storage services or producing and bottling wine, in any event within the State of California.

         For a two-year period following termination of Executive's employment, Executive will not engage in the Business. Further, for two years following any such termination, Executive will not directly or indirectly compete with Company for any business opportunity which Company was actively pursuing or contemplating on the date of termination of Executive's employment, and Executive will not, during such period, solicit, induce, cause or authorize to be solicited or induced the resignation by any employee of Company, and Executive will not employ any former employee who was employed on the date of Executive's termination of employment until a period of six months have elapsed since the resignation from Company of such former employee.

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         12.  NOTICES.  For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, mailed by first class United States certified or registered mail, return receipt requested, postage prepaid, by facsimile transmission or by Federal Express or other national overnight courier service addressed as follows:

         If to Executive:

              Jeffrey B. O'Neill
              106 Cypress Avenue
              Kentfield, CA  94904
              Fax No. (415) 453-__________

         If to the Company:

              c/o Forrest Binkley & Brown
              840 Newport Center Drive, Suite 480
              Newport Beach, CA  92660
              Fax No.:  (714) 729-3226
              Attention:  Jeffrey J. Brown

or to such other address and facsimile number as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         13.  MODIFICATION/WAIVER; GOVERNING LAW; ATTORNEY FEES.

              (a) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, and is signed by Executive and on behalf of the Company by the person specifically designated by the Board of Directors of the Company for such purpose. No waiver by either party to this Agreement at any time of any breach by the other party of, or compliance with, any agreement, condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar agreements, provisions or conditions at the same or at any prior or subsequent time.

              (b) The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

              (c) If either party institutes any legal action to enforce his or its rights under or to recover damages for breach of, this Agreement, the prevailing party in such action shall be entitled to recover from the other party all costs and all reasonable expenses for attorney's fees and the disbursements incurred by him or it.

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         14.  BINDING AGREEMENT; ASSIGNEES.  This Agreement may not be assigned by either party hereto without the written consent of the other provided that Executive's rights to payments hereunder shall, upon his death, inure to the benefit of Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

         15. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         16. ENTIRE AGREEMENT. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement have been made by either party which are not set forth expressly in this Agreement and the exhibits hereto. This Agreement constitutes the entire agreement of the parties with respect to the subject matter contained herein and supersedes any and all prior or contemporaneous written or oral agreements among the parties, including without limitation, the Old Employment Agreement and the Stock Appreciation Rights Agreements.

         17. EQUITABLE REMEDIES. Executive and the Company agree that the services to be rendered by Executive pursuant to this Agreement are of a special, unique and extraordinary character which gives them a particular value, the loss of which may not be reasonably or adequately compensated in damages in any action at law, and that a breach by Executive of any of the terms of this Agreement may cause the Company great and irreparable injury and damage. Executive expressly agrees that the Company may apply for the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by Executive. This provision shall not, however, be construed as a waiver of any of the rights which the Company may have hereunder, at law, for damages, or otherwise.

         18. HEADINGS. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


COMPANY:                Golden State Acquisition Corp.



                        By:
                           ------------------------------------
                             Jeffrey J. Brown
                             Chairman of the Board

EXECUTIVE:
                           ------------------------------------
                             Jeffrey B. O'Neill

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